Appendix I

[Execution Copy]

Exclusive Services Agreement

between

Beijing Guangwang Hetong Advertising & Media Co., Ltd.
（北京广网合通广告传媒有限公司）

and

[WFOE]

TransAsia Lawyers

May 2008

Table of Contents

Article **Page**

1. Appointment and Provision Of Services 2
2. Intellectual Property Rights 3
3. Service Fees and Payment 3
4. Representations and Warranties 4
5. Confidentiality 4
6. Breach 4
7. Force Majeure 5
8. Effective Date and Term 5
9. Termination 6
10. Miscellaneous 6

EXHIBIT:

I. Scope of Services

This **EXCLUSIVE SERVICES AGREEMENT** (**Agreement**) is entered into on this 1st day of May 2008 (**Execution Date**) in Beijing, the People's Republic of China (**PRC**).

between

(1) **Beijing Guangwang Hetong Advertising & Media Co., Ltd.** （北京广网合通广告传媒有限公司） (**Party A**), with its registered address at Room V328, 5/F, No.16, Yong'an Dong Li, Chaoyang District, Beijing, PRC.;

and

(2) （**WFOE**） (**Party B**), with its registered address at, [•].

RECITALS

A. Party A is engaged in the provision of organization of cultural and artistic exchange activities, design of advertisement services, and wishes to develop its technology, improve its management and increase and enhance its market position.

B. Party B is engaged in the management consulting and has expertise in providing consulting Services.

C. Party B is willing to provide to Party A, and Party A is willing to accept exclusively from Party B consulting services in accordance with the terms and conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1. APPOINTMENT AND PROVISION OF SERVICES

1.1 **Scope of Services.** Party A hereby appoints Party B to provide Party A with the Services detailed in the Exhibit I (**Services**).

1.2 **Provision of Services.** The Parties agree that Party B shall provide the Services to Party A on an exclusive basis, for the duration of the term of this Agreement and at standards commonly accepted in the market.

2. Intellectual Property Rights

The Parties agree that the intellectual property rights created by Party B in the course of performing this Agreement (including without limitation any copyrights, trademarks or logos registered or not, patents and proprietary technology), shall belong to Party B.

3. SERVICE FEES AND PAYMENT

3.1 **Fees Payable.** During the term of this Agreement, the service fee payable by Party A to Party B for Services shall be a fee in RMB, determined by the following formula:

Service Fee Payable = Party A's Revenue – Turnover Taxes – Party A's Total Costs – Profit to be Retained by Party A

Where:

3.1.1 Party A's Revenue is revenue received by Party A from third parties in the course of the Business;

3.1.2 Turnover Taxes include, but are not limited to, business tax, value-added tax, urban maintenance and construction tax and education surcharge;

3.1.3 Party A's Total Costs shall be approved by Party B at Party B's sole discretion and may include all the costs and expenses, such as costs of goods sold and operating costs incurred by Party A, for carrying out the Business; and

3.1.4 Profit to be Retained by Party A shall be decided by Party B at its sole discretion based upon the total profit as determined by a reputable CPA designated by both Parties.

3.2 **Payment Method**. Party B shall, within the first 5 business days of each month, provide Party A with written notice covering its computation of the fee for the previous month's Services (**Payment Notice**). Party A shall pay the fee in the amount specified in the Payment Notice within 5 days of the receipt of the Payment Notice.

4. REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other that, as of the date of signing hereof:

4.1 it has full power and authority as an independent legal person to execute and deliver this Agreement and to carry out its responsibilities and obligations hereunder;

4.2 its execution and performance of this Agreement will not result in a breach of any law, regulation, authorization or agreement to which it is subject.

5. CONFIDENTIALITY

5.1 **Confidential Information.** The Parties each undertakes to hold in strict confidence and not to disclose (except with the written permission of the other party or, to the extent necessary, to its respective employees and representatives solely for purposes of performing this Agreement) any proprietary or confidential information of the other party that is not in the public domain. This obligation shall survive the expiration or termination of this Agreement for any reason.

5.2 **Return of Confidential Information.** Each party shall, promptly upon the other party's request, return, destroy, or otherwise dispose of all confidential information of the other party in any format, and also cease to use said confidential information.

6. BREACH

6.1 **Written Notice.** If a party breaches any of its respective representations, warranties or obligations under this Agreement, the non-breaching party may send a written notice to the breaching party demanding rectification within 10 days. If the breaching party fails to rectify its breach accordingly, the non-breaching party may terminate this Agreement pursuant to Article 9.1.2.

6.2 **Compensation.** The breaching party shall be liable to compensate the non-breaching party for any losses it has sustained as a result of the breach, including loss of profits.

7. FORCE MAJEURE

7.1 **Definition.** The term Force Majeure refers to any unforeseeable (or if foreseeable, reasonably unavoidable), event beyond the reasonable control of any party which prevents the performance of this Agreement, including without limitation acts of government, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war, but excluding any shortage of credit.

7.2 **Exemption.** Where either party fails to perform this Agreement in full or in part due to Force Majeure, such party shall be exempted from its responsibilities hereunder, to the extent of the Force Majeure in question and except where PRC law provides otherwise. For the avoidance of doubt, a party shall not be excused from performing its obligations hereunder where Force Majeure occurs following the delay by that party to perform this Agreement.

7.3 **Notice.** Should either party be unable to perform this Agreement as a result of Force Majeure, it shall inform the other party, as soon as possible following the occurrence of such Force Majeure, of the situation and the reason(s) for non-performance, so as to minimize any losses incurred by the other party as a consequence thereof. Furthermore, within a reasonable time after notice of Force Majeure has been given, the party encountering Force Majeure shall provide to the other party a legal certificate issued by a public notary (or other appropriate organization) of the place wherein the Force Majeure occurred, in witness of the same.

7.4 **Mitigation.** The party affected by Force Majeure may suspend the performance of its obligations under this Agreement until any disruption resulting from the Force Majeure has been resolved. However, such party shall make every effort to eliminate any obstacles resulting from the Force Majeure, thereby minimizing to the greatest extent possible the adverse effects of such, as well as any resulting losses.

8. EFFECTIVE DATE AND TERM

8.1 **Term.** This Agreement shall enter into effect as of the date first indicated above and shall continue for a period of 30

years unless it is extended according to Article 8.2 or terminated early according to Article 9.

8.2 **Extension.** Should either party wish to extend the term of this Agreement, it shall notify the other party in writing at least 30 days prior to the expiry hereof. If the other party does not respond in writing within 10 days after delivering of such notice, this Agreement shall be automatically extended for 30 years.

9. TERMINATION

9.1 **Early Termination.** This Agreement may be terminated early in the following situations:

9.1.1 with the mutual written consent of the parties following consultation;

9.1.2 by the non-breaching party with immediate effect by means of written notice if the breaching party fails to remedy the breach or to compensate the non-breaching party for any losses it may have sustained as a consequence of that breach in accordance with Article 6.1;

9.1.3 by either party with immediate effect by means of written notice if Force Majeure prevails for 30 days or longer; or

9.1.4 by Party B with 30 days' prior written notice to Party A at any time.

9.2 **Survival of Obligations.** The expiry or early termination of this Agreement for any reason whatsoever shall not affect the payment obligations of the parties hereunder, the respective liability of the parties for damages or the confidentiality obligations of the parties.

10. MISCELLANEOUS

10.1 **Notices and Delivery.** All notices and communications between the parties shall be written in English and delivered in person (including courier service), by facsimile transmission or by registered mail to the appropriate addresses set forth below:

Party A

Address : Room V328, 5/F, No.16, Yong'an Dong Li, Chaoyang District, Beijing, PRC.
Tel : [•] 01059002669
Fax : [•] 01059002068
Attn : Li Shuangqing

Party B

Address :
Tel :
Fax :
Attn :

10.2 **Timing.** The time of receipt of the notice or communication shall be deemed to be:

10.2.1 if in person (including courier), at the time of signing of a receipt by the receiving party or a duly authorized person at the receiving party's address;

10.2.2 if by facsimile transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place of receipt, in which case the date of receipt shall be deemed to be the following business day; or

10.2.3 if by registered mail, on the 10th day after the date of the receipt of the registered mail.

10.3 **Amendments.** This Agreement may only be waived, modified or amended by means of a written instrument signed by the parties and attached as an appendix hereto.

10.4 **No Waiver.** Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

10.5 **Severability.** The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10.6 **Successors.** This Agreement shall be valid and binding upon the parties and upon their respective successors and assigns (if any).

10.7 **Assignment.** Neither party may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party.

10.8 **Governing Law.** The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes hereunder shall be governed by PRC law.

10.9 **Arbitration.**

10.9.1 If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

10.9.2 If the dispute cannot be resolved in the above manner within 30 days after the commencement of the consultation or mediation, either party may submit the dispute to arbitration as follows:

10.9.2.1 all disputes arising out of or in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (**CIETAC**) in Beijing in accordance with the CIETAC then-current rules; and

10.9.2.2 the arbitration shall be held in Beijing and conducted in the English language, with the arbitral award being final and binding upon the parties.

10.9.3 When any dispute is submitted to arbitration, the parties shall continue to perform their obligations under this Agreement.

10.10 **Entire Agreement.** This Agreement and its Appendices shall constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements.

10.11 **Copies.**

This Agreement shall be executed in 2 originals, in English, with 1 original copy for each party.

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first indicated above.

For and on behalf of

Party A: Beijing Guangwang Hetong Advertising & Media Co., Ltd. (北京广网合通广告传媒有限公司)

Name:
Title:
Company Seal:

For and on behalf of
Party B:

Name:
Title:
Company seal:

Exhibit I

Scope of Services

1. **Marketing and Management Consulting.** For the purposes of expanding Party A's market share, popularizing its products and creating a efficient internal operations, Party B will provide consulting services regarding marketing and management, which shall include:

   (a) providing strategic co-operation proposals and recommending relevant partners to Party A, and assisting Party A to establish and develop cooperative relationships with such partners with respect to information networks and value-added telecommunication services;

   (b) providing Party A with market development strategies, including but not limited to the design and improvement of Party A's products, services and business model as well as strategic on its market position and brand-building; and

   (c) training management personnel and providing management consultation services, including but not limited to regular business training for Party A's management personnel and formulating realistic and effective solutions to existing problems in Party A's business operations.